                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                CENTRAL ILLINOIS LIGHT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                                           [LOGO]
                                      300 LIBERTY ST., PEORIA, IL 61602-1404

                            NOTICE OF ANNUAL MEETING

Dear Shareholders:

The Annual Meeting of Shareholders of Central Illinois Light Company will be held on Tuesday, April 28, 1998 at 1:30 PM, Central Time, at the principal office of the Company, 300 Liberty Street, Peoria, Illinois, in order to:

    (1) Elect a Board of Directors;

    (2) Consider and act upon a proposal to amend the Company's Articles of Incorporation by deleting the geographic limitation pertaining to the purpose for which the Company is formed and adding the authorization to transact any lawful business for which corporations may be incorporated; and

    (3) Transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 6, 1998 are entitled to vote at the meeting.

By Order of the Board of Directors,

John G. Sahn
Secretary

March 27, 1998

                                   IMPORTANT

       It is important that your shares be represented at the meeting. Please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted.

                                PROXY STATEMENT
GENERAL

      This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Central Illinois Light Company (the "Company" or "CILCO"), for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 1998 at 1:30 PM, Central Time, at the Company's executive offices, 300 Liberty Street, Peoria, Illinois 61602, and any adjournment thereof. The shares represented by your proxy will be voted if the proxy is duly executed and returned prior to the meeting. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised, by written notice to the Secretary of the Company, received prior to the time of the meeting, or orally at the meeting.

      The expense of the solicitation of proxies is being borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies either personally, or by telephone, e-mail or fax. The Company will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the stock.

      The annual report of the Company for the year ended December 31, 1997 is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy, to all shareholders of record at the close of business on March 6, 1998, which is the record date for the determination of shareholders entitled to vote at the meeting. These items are to be first mailed to shareholders on March 27, 1998.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      On March 6, 1998, the record date for the meeting, the Company had outstanding 191,204 shares of preferred stock, $100 par value; 470,000 shares of Class A preferred stock, no par value; and 13,563,871 shares of common stock, no par value. Each share entitles the holder thereof to one vote upon any matter coming before the meeting, except that in the election of directors, each shareholder is entitled to cumulate votes and, therefore, may give one nominee as many votes as shall equal the number of directors to be elected multiplied by the number of shares held by such shareholder, or such shareholder may distribute such votes among any two or more nominees by so indicating on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      At March 6, 1998, T. S. Romanowski, a vice president of the Company, was the beneficial owner of 5 shares of the Company's preferred stock, $100 par value, representing less than .003% of the shares of that class outstanding. No other officer or director nominee was the beneficial owner of any shares of the Company's preferred or common stock.

      The following information, regarding beneficial ownership on January 1, 1998 of the Company's equity securities, is furnished with respect to each person or group of persons acting together who, as of such date, is shown on the Company's stock records to be the registered owner of more than 5% of any class of the Company's voting securities and no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

      CLASS OF                NAME AND ADDRESS OF            AMOUNT AND NATURE OF     PERCENT
       STOCK                    BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     OF CLASS
--------------------  ------------------------------------  ----------------------  ------------
Common                CILCORP Inc.                                13,563,871(1)            100%
                      300 Hamilton Boulevard
                      Suite 300
                      Peoria, IL 61602

Class A Preferred     Chancellor LGT Asset                            15,000(2)            6.8%
                      Management, Inc. and
                      Chancellor LGT Trust Company
                      1166 Avenue of the Americas
                      New York, New York 10036

--------

(1) CILCORP Inc. has sole voting and dispositive power with respect to the common shares.

(2) According to Schedule 13G dated February 6, 1998, filed by Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company, as Investment Advisors for various fiduciary accounts, they have sole voting and dispositive power with respect to these Class A Preferred shares.

PROPOSAL 1: ELECTION OF DIRECTORS

      Three directors are to be elected at the Annual Meeting to hold office for the ensuing year or until their successors are elected and qualified. All nominees are now serving as directors of the Company and have consented to serve, if elected. To be elected a director, a nominee must be among the three nominees receiving the highest number of votes. The nominees, along with their biographical summaries, are listed below.

      The Board of Directors has no reason to believe that the persons named will not be available, but in the event that a vacancy among the original nominees is occasioned by death or any other reason prior to the meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors.

THOMAS S. ROMANOWSKI
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF CILCO
Director of CILCO since 1996

      Mr. Romanowski was born at Peru, Illinois in 1950. He graduated from Bradley University in 1971 with a degree in business administration. He joined CILCO that same year and after advancing through several positions in the accounting, treasury and information systems areas was elected vice president in 1986. Mr. Romanowski is president of CILCORP Investment Management Inc., president and chief executive officer of Agricultural Research and Development Corporation, a director of the Biotechnology Research and Development Corporation and president and chief executive officer of CILCORP Ventures Inc. He serves as treasurer of the Employers' Association of Illinois, chairperson of the Illinois Central College Education Foundation Board, and director of Heartland Community Development Corporation. He is board chairperson of the Tri-County (Peoria) Urban League, Inc., past president of the Central Illinois Chapter of the Planning Forum, and a member of the Institute of Management Accountants.

JAMES F. VERGON
PRESIDENT AND CHIEF OPERATING OFFICER OF CILCO
Director of CILCO since 1991

      Mr. Vergon was born at Peoria, Illinois in 1948. He joined CILCO in 1971 and advanced through various positions in engineering. He was appointed gas engineering manager in 1981, director-rates and regulatory affairs in 1982, and elected vice president in 1986. He was vice president and chief financial officer of CILCORP from January 1, 1993 through February 28, 1993. He again was elected a vice president of the Company effective March 1, 1993 and was elected group president of CILCO effective April 1, 1995. He was elected to his current position effective January 29, 1996. Mr. Vergon graduated from Bradley University in 1971 with a degree in mechanical engineering and is a registered professional engineer. He received a master's degree in business administration from Bradley University in 1981. He is chairman of the board of CILCORP Investment Management Inc. and a member of the board of directors of Bank One, Peoria; The Economic Development Council for the Peoria Area and the Heart of Illinois United Way. In addition, he is a member of the board of trustees of Proctor Hospital and the Bradley University Associate Board and the advisory boards of Forest Park Foundation, The Institute of Public Utilities, the Bradley University College of Engineering and Technology and the Peoria Zoological Society.

ROBERT O. VIETS
PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CILCORP INC. AND
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CILCO
Director of CILCO from 1988 to 1991 and since 1995

      Mr. Viets was born at Girard, Kansas in 1943. He graduated from Washburn University in 1965 with a degree in economics and received his law degree from Washington University School of Law in 1969. He is a certified public accountant and has had experience with a national accounting firm. Mr. Viets joined CILCO in 1973 as manager of special studies and was appointed manager of rates and regulatory affairs in 1976. He was elected assistant vice president, regulatory and legislative affairs, in 1980; vice president, financial services in 1981; vice president (finance group) in 1983 and senior vice president of the Company and CILCORP in 1986. He was elected president and chief executive officer of CILCORP in 1988 and chairman and chief executive officer of the Company in 1995. He is also chairman of the board and chief executive officer of QST Enterprises Inc., and a director of CILCORP, CILCORP Investment Management Inc. and QST Environmental Inc. Mr. Viets is a director of Consumers Water Company; First of America Bank-Illinois, N.A. Peoria Regional Advisory Board; RLI Corp.; Lincoln Office Supply Co., Incorporated; the Peoria Medical Research Corporation and Methodist Health Services Corporation. He serves as a member of the board of trustees of Bradley University.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors functions as a Committee of the Whole and has no committees. During 1997, the Board of Directors held two meetings and otherwise took action, as needed, by unanimous written consent.

DIRECTORS' COMPENSATION

      No fees are paid to directors who are officers of the Company.

INDEPENDENT AUDITORS

      Upon the recommendation of its Audit Committee, the Board of Directors of the Company's parent, CILCORP Inc., has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for 1998. Arthur Andersen LLP is not expected to be represented at the annual meeting.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation earned for the years 1997, 1996 and 1995 for the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL             LONG-TERM
                                               COMPENSATION        COMPENSATION
                                           ---------------------  ---------------     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       SALARY    LTIP PAYOUTS(1)   COMPENSTION(2)
-----------------------------------------  ---------  ----------  ---------------  ----------------
R. O. Viets                                     1997  $  406,423     $  61,272        $   37,817
Chairman and Chief                              1996     382,544        64,500            31,894
Executive Officer (3)                           1995     327,756        17,819            34,925

J. F. Vergon                                    1997     207,738        65,616            16,831
President and Chief                             1996     194,564        86,542            14,634
Operating Officer                               1995     181,661        61,437            15,610

T. S. Romanowski                                1997     152,121       127,614            16,461
Vice President                                  1996     145,449        72,492            13,749
                                                1995     133,584        56,662            14,442

M. J. Bowling                                   1997     134,385        99,560             5,993
Vice President                                  1996     123,853        51,318             5,155
                                                1995     103,540        34,057             4,520

S. A. Cisel                                     1997     131,375        92,513             5,491
Vice President                                  1996     120,183        47,630             4,718
                                                1995     100,892        28,814             4,097

--------

(1) Amounts paid to Mr. Viets and Mr. Vergon were paid pursuant to CILCORP Inc.'s EVA-Registered Trademark--Based Incentive Compensation Plan and amounts paid to Messrs. Romanowski, Bowling and Cisel are award balances accumulated in prior years pursuant to the Company's EVA-Registered Trademark--Based Incentive Compensation Plan.

(2) Amounts shown in this column for 1997 represent (a) Company contributions under the Employees' Savings Plan to Mr. Viets $4,734, Mr. Vergon $4,750, Mr. Romanowski $4,945, Mr. Bowling $3,886 and Mr. Cisel $3,941 and (b) earnings on deferred compensation to Mr. Viets $33,083, Mr. Vergon $12,081, Mr. Romanowski $11,516, Mr. Bowling $2,107, and Mr. Cisel $1,550.

(3) Mr. Viets' compensation relates also to his compensation as president and chief executive officer of CILCORP Inc.

EVA-REGISTERED TRADEMARK--BASED INCENTIVE COMPENSATION PLAN

      Incentive compensation is awarded in accordance with CILCORP Inc.'s EVA-Registered Trademark--Based Incentive Compensation Plan (the "EVA-Registered Trademark- Plan"). The purpose of the EVA-Registered Trademark- Plan is to provide an incentive to eligible officers and senior managers and to increase and maintain shareholder value by rewarding the achievement of these objectives. EVA-Registered Trademark- is a measure of profitability that is based on the difference between the return earned on the capital invested in an enterprise and the cost of that capital. This difference can be either positive or negative and results in an addition to or a deduction from award balances accumulated from prior years. Each year, one third of the net balance accumulated is paid to the participant. That portion of the incentive compensation which has been deferred is "at risk" since a negative EVA-Registered Trademark- in a subsequent year may eliminate previously accumulated balances. The calculation of the award pool is based, in part, on a fixed percentage of the improvement in EVA-Registered Trademark- from the prior year and, in part, on a fixed percentage of the average of EVA-Registered Trademark- contributed over a three-year period. These percentages, which do not change from year to year, were determined when the EVA-Registered Trademark- Plan was originally established. They were designed to create an award pool of sufficient size to achieve the Plan objectives and are used only for that purpose. Annually, at the outset of each plan year, the Compensation Committee of the CILCORP Board of Directors determines the portion of the award pool to be allocated to each participant, including the executive officers, based on the individual's job responsibilities and the Board's evaluation of the effect which that individual's performance is expected to have on the size of the award pool. A portion of the award pool is distributed, at the Committee's discretion, at the conclusion of each plan year. Discretionary awards are determined on the basis of the CEO's recommendation and the compensation policies established by the Committee. Both the non-discretionary and discretionary portions of an award are added to each participant's account balance, one third of which is paid and the remainder of which remains at risk in the account balance. Effective January 17, 1997, the Board of Directors of the Company terminated the EVA-Registered Trademark- Plan for all participants and replaced it with the Central Illinois Light Company 1997 Incentive Compensation Plan. Award balances accumulated in prior years were distributed to all terminating participants. Messrs. Viets and Vergon continue to participate in the CILCORP Inc. EVA-Registered Trademark-Plan.

CENTRAL ILLINOIS LIGHT COMPANY 1997 INCENTIVE COMPENSATION PLAN

      All of the Company's officers, except those participating in the CILCORP Inc. EVA-Registered Trademark--Based Incentive Compensation Plan, and other management employees who play key roles in achieving annual financial and operating objectives participated in the Company's 1997 Incentive Compensation Plan. The Plan includes a target bonus opportunity at a pre-determined percent of annual base compensation. 50% of the bonus payout is based upon the achievement of targeted earnings per share and 50% of the bonus payout is based upon individual achievement of pre-determined goals established between employee and supervisor. The minimum threshold for the bonus payout based upon earnings per share is 80% of the targeted earnings per share, with a maximum payout based upon 120% of targeted earnings per share.

EXECUTIVE EMPLOYMENT AGREEMENTS

      In 1997, the Company, with the approval of the Board of Directors, entered into an employment agreement with Mr. Vergon. Mr. Viets entered into an employment agreement with CILCORP Inc. The term of each agreement is for a period of three years unless a notice of termination or an event of termination (resignation following a reduction in compensation or change of the officer's principal place of employment) occurs, in which event the compensation and benefit payments under the agreement will terminate three years following termination of employment. During the period following such termination of employment, each officer is entitled to compensation consisting of annual base salary, continued participation in certain employee benefit plans, and a single payment in a sum equal to the officer's last three annual incentive awards and any balance remaining in the officer's award bank under CILCORP Inc.'s EVA-Registered Trademark--Based Incentive Compensation Plan. Following termination, the officer may not compete for a period of one year with the Company and is obliged to make reasonable efforts to obtain other comparable employment. The agreements also provide additional payments to the officer in an amount equal to any excise tax imposed by the Internal Revenue Code. Salary and benefit payments do not continue in the event the employee is terminated for cause or as a result of death or disability.

SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN

      The purposes of the Shareholder Return Incentive Compensation Plan are to promote growth in the value of CILCORP Inc.'s common stock, to attract and retain executives of outstanding ability, to encourage teamwork among the executives of CILCORP and its subsidiaries, and to reward performance based on the successful achievement of pre-established corporate financial goals. Participants under this Plan are eligible key employees of CILCORP or its subsidiaries, who, due to the nature and scope of their positions, regularly and directly make or influence policy decisions which impact the overall long-term results or success of CILCORP. Performance share grants are made by a committee of the CILCORP Board (comprised of disinterested directors), which has discretion to establish the performance periods, the number of performance shares granted and the threshold price above which performance share grants may be exercised. Performance shares are exercisable by participants at such times as the market price of CILCORP's common stock exceeds the threshold price. The number of performance shares granted determines the number of shares of common stock which may be awarded. Any exercise of performance shares which would result in an award in excess of the number of shares of common stock available under the Plan is paid in cash. Of the executive officers listed in the Summary Compensation Table, only Messrs. Viets and Vergon received performance share grants under this Plan in 1997 as set forth in the table below.

                LONG TERM INCENTIVE PLANS -- AWARDS IN 1997 (1)

                                                                                   ESTIMATED FUTURE PAYOUTS
               NUMBER OF SHARES,       PERFORMANCE OR OTHER    -----------------------------------------------------------------
                 UNITS OR OTHER      PERIOD UNTIL MATURATION
                   RIGHTS(2)               OR PAYOUT(3)                THRESHOLD                    TARGET             MAXIMUM
             ----------------------  ------------------------  --------------------------  ------------------------  -----------
             EVA-REGISTERED          EVA-REGISTERED            EVA-REGISTERED              EVA-REGISTERED            EVA-REGISTERED
NAME         TRADEMARK-(2)  SRP(3)   TRADEMARK-(4)     SRP     TRADEMARK-(5)    SRP(6)     TRADEMARK-(7)   SRP(8)    TRADEMARK-(9)
-----------  -----------  ---------  -------------  ---------  -----------  -------------  -----------  -----------  -----------
R. O. Viets   $  44,400     190,000       --        1997-1998   $  40,848             0     $  55,648       41,304    $ 122,545
J. F.
Vergon        $  22,200      59,000       --        1997-1998   $  40,180             0     $  51,664       12,826    $ 120,541


NAME           SRP(10)
-----------  -----------
R. O. Viets      67,858
J. F.
Vergon           21,071

--------

(1) Amounts listed under columns headed "EVA-Registered Trademark-" are dollar amounts under CILCORP's EVA-Registered Trademark--Based Incentive Compensation Plan. Columns headed "SRP" pertain to the CILCORP Shareholder Return Incentive Compensation Plan.

(2) Amounts listed are the net increases accrued during the 1997 plan year to previously accumulated balances.

(3) Amounts listed are the number of performance shares allocated in 1997.

(4) Each year, one-third of the net balance accumulated in the EVA-Registered Trademark- Plan is paid to the participant. (See Summary Compensation Table for amounts paid in 1997.)

(5) Amounts listed are payable if net change in EVA-Registered Trademark- in 1998 is zero.

(6) Represents minimum amount received if market price of Company stock does not exceed $36 per share.

(7) Amounts listed are payable if net change in EVA-Registered Trademark- in 1998 is the same as in 1997.

(8) Amounts listed are the number of shares of common stock of the Company received upon exercise of all performance shares if the market price is $46 per share.

(9) Amounts listed are accumulated balances at the beginning of the 1998 plan year.

(10) Amounts listed are the number of shares of common stock of the Company received upon exercise of all performance shares if the market price is $56 per share. A market price in excess of $56 per share would result in the payment of a cash bonus based on the amount of such excess and the number of performance shares held.

CERTAIN PLANS

      BENEFIT REPLACEMENT PLAN. The Board of Directors has established a Benefit Replacement Plan (the "Benefit Replacement Plan"). The Benefit Replacement Plan provides for payments to participants from the Company's general funds to restore the retirement benefit under the Company's non-contributory Pension Plan for Management, Office and Technical Employees (the "Pension Plan") when such benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the index compensation limitation of Code Section 401(a)(17), and (3) participation in certain of the Company's deferred compensation plans. The Benefit Replacement Plan generally covers all Pension Plan participants affected by these restrictions and provides for payment at the times and in the forms of the Pension Plan.

      PENSION PLAN. Pension benefits are provided through the Pension Plan. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement date specified in the Pension Plan is age 65. Retirement prior to age 62 results in an appropriate reduction in pension benefits.

      The following table shows the aggregate annual benefits payable on a straight life annuity basis upon retirement at normal retirement age under the Pension Plan and under the Benefit Replacement Plan discussed above. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than that for an optional survivorship provision.

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
               --------------------------------------------------------
REMUNERATION   15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------  ---------  ---------  ----------  ----------  ----------
  $200,000        42,750     57,000      71,250      85,500      99,750
   225,000        48,096     64,128      80,160      96,192     112,224
   250,000        53,442     71,250      89,064     106,878     124,692
   275,000        58,781     78,375      97,969     117,563     137,156
   300,000        64,128     85,500     106,878     128,250     149,628
   400,000        85,500    114,000     142,500     171,000     199,500
   500,000       106,878    142,500     178,128     213,715     249,378

      The sum of annual and long-term compensation shown for the individuals listed in the above Summary Compensation Table is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 1, 1998, the credited years of service under the Pension Plan for such individuals are as follows: R. O. Viets -- 24 years, J. F. Vergon -- 26 years, T. S. Romanowski -- 26 years, M. J. Bowling -- 20 years and S. A. Cisel -- 23 years.

REPORT ON EXECUTIVE COMPENSATION

      BACKGROUND AND POLICIES. The compensation of the Company's Chief Executive Officer is determined by the Board of Directors of the Company's parent, CILCORP Inc., upon the recommendation of the Compensation Committee of the CILCORP Inc. Board of Directors. The compensation of all other executive officers of the Company is determined by the Company's Board of Directors upon the recommendation of the Chief Executive Officer. The compensation policies with respect to the executive officers other than the Chief Executive Officer are as follows:

1. Compensation levels should be established which are internally fair and equitable, bearing in mind (a) past practices, patterns and relationships, and (b) the relationship between officer level compensation and the compensation provided for top level managers throughout the Company.

2. Compensation should be comparable and reasonable in relation to similar positions in other utility companies of like size, structure and characteristics.

3. Compensation of the executive officers should be directly related to the economic value created for shareholders.

4. A compensation program should be designed to attract and retain superior management.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's current executive officer compensation program is comprised of two major components: base salary and incentive compensation. Base salary levels for the Company's executive officers are determined relative to other utility companies of similar size and characteristics. In addition, consideration also is given the individual officer's experience and performance. Salaries of the executive officers are reviewed each year and may be adjusted based on the individual's contribution to the Company's performance and on competitive pay levels.

      PRESIDENT'S COMPENSATION. Robert O. Viets serves as president and chief executive officer of CILCORP Inc. in addition to serving as chairman and chief executive officer of CILCO. His compensation in his capacities as an officer of both companies is determined by the Board of Directors of CILCORP upon recommendation of its Compensation Committee. The Board of Directors of CILCO endorses and adopts the recommendation and determination for 1997 of the CILCORP Board of Directors and its Compensation Committee whereby Mr. Viets was awarded a salary of $410,000 commencing April 1, 1997, representing an increase of 3.6% over his prior salary level.

      As stated in the CILCORP Inc. proxy statement dated March 13, 1998 the Compensation Committee of the CILCORP Board of Directors made the following report:

    "Upon the Committee's recommendation, Mr. Viets was awarded a salary of $410,000 commencing April 1, 1997, representing an increase of 3.6% over his prior salary level. The Committee based its decision on studies which indicated that Mr. Viets' base salary was similar to the base salary compensation of the Chief Executive Officers at comparable companies. The Committee considered the achievement of the Company's objectives in the preceding year, under Mr. Viets' direction, and the development of additional capabilities within the organization that will prove to be valuable in deregulated energy markets. The Committee recognized Mr. Viets' vision and direction in placing the Company in a leadership position within the utility industry. The Committee's evaluation also focused on management of the ongoing operations of the Company and its subsidiaries, as well as communications with all relevant constituencies. Mr. Viets also received an award of $61,272 pertaining to the Company's 1997 EVA-Registered Trademark- -Based Incentive Compensation Plan."

                                           CILCO Board of Directors
                                                  R. O. Viets, CHAIRMAN
                                                  T. S. Romanowski
                                                  J. F. Vergon

PROPOSAL 2: AMEND ARTICLES OF INCORPORATION

      The Board of Directors has approved, and submits for authorization and approval of shareholders, a proposal to amend the statement of purpose for which the Company is formed, as set forth in the Company's Articles of Incorporation, by deleting the geographic limitation on the transaction of business and adding the authorization to transact any lawful business for which corporations may be incorporated ("Amendment"). Article 2 of the Company's Articles of Incorporation currently provides that the object for which the Company is formed is to "manufacture or generate and sell and distribute light, heat and power to the public in the form of gas, electricity, steam, hot water or other agency in the City of Peoria, County of Peoria, State of Illinois and other cities, towns and villages in said State." The text of the proposed Amendment of Article 2 is as follows:

    "Article 2. The object for which it is formed is to manufacture or generate and sell and distribute light, heat and power to the public in the form of gas, electricity, steam, hot water or other agency and for the transaction of any or all lawful businesses for which corporations may be incorporated under this Act."

      The Board of Directors believes that deletion of the geographic limitation in the Articles of Incorporation and the authorization to transact any lawful business allows the Company to compete more effectively in the deregulating utility industry. Recently adopted Illinois legislation acknowledges and allows Illinois-domiciled electric utility companies to conduct business without regard to geographic boundaries.

      The affirmative vote of the holders of at least two thirds (2/3) of the outstanding shares of common and preferred stock of the Company, voting as a single class, is required for adoption of this Amendment. If this proposed Amendment is adopted by the shareholders, the Company intends to promptly effect the Amendment by filing the Amendment with the State of Illinois.

      The Board of Directors recommends the shareholders vote "For" the proposed Amendment of the statement of purpose for which the Company is formed in the Company's Articles of Incorporation (1) deleting the geographic limitation on the transaction of business and (2) adding authorization to transact any lawful business for which corporations may be incorporated.

OTHER MATTERS

      The Board has no knowledge of any business to be presented for consideration at the Annual Meeting other than that discussed above. Should any other business properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in such proxies.

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders to be presented at the April 27, 1999 Annual Meeting must be received not later than November 27, 1998, for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to the Secretary, Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

                                           By Order of the Board of Directors,
                                           John G. Sahn
                                           SECRETARY

March 27, 1998

EVA-Registered Trademark- is registered trademark of Stern Stewart & Co.

                                     CILCO
                          CENTRAL ILLINOIS LIGHT COMPANY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R.O. Viets, J.F. Vergon, and J.G. Sahn, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1998 annual meeting of shareholders of Central Illinois Light Company, or at any adjournment thereof, upon the election of directors and the amendment of the Articles of Incorporation as set forth in the notice of meeting and proxy statement dated March 27, 1998, and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

     IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
               (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

PROXY.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

TEAR OFF THIS PORTION

DATE: ________________________________, 1998

____________________________________________
SIGNATURE/S

____________________________________________


1. Election of Directors
   /  / FOR all nominees listed below (except as marked to the contrary below)

  /  /  WITHHOLD AUTHORITY to vote for all nominees listed below

T.S. Romanowski, J.F. Vergon, and R.O. Viets

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

____________________________________________

2. Amendment of Article 2 of the Articles of Incorporation to (1) delete the geographic limitation on the transaction of business and (2) add authorization to transact any lawful business for which corporations may be incorporated?

    FOR      AGAINST      ABSTAIN
    /  /      /  /         /  /


NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY ENVELOPE.